EXHIBIT 10.3

                THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                 TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT.

                              EMPLOYMENT AGREEMENT

         This  Agreement  is  entered  into  by  and  among  CAROLINA   NATIONAL
CORPORATION ("CNC"), CAROLINA NATIONAL BANK & TRUST COMPANY (the "Bank"), a wholly owned subsidiary of CNC and ROGER B. WHALEY (the "Employee").

                                    RECITALS:

         Whereas, CNC and the Bank each wishes to employ the Employee as its chief executive officer, and the Employee wishes to accept such employment with CNC and the Bank; and

         Whereas, CNC, the Bank and the Employee mutually desire that their employment relationships be set forth under the terms of a written employment agreement.

         In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows :

         1. Employment. CNC and the Bank each agrees to employ the Employee, and the Employee agrees to serve CNC and the Bank, on the terms and conditions, set forth herein.

         2. Term of Employment. The employment of the Employee by CNC and the Bank, as provided under Section 1, shall commence on the date of the opening of the Bank and end on the second anniversary of such date (the "Term of Employment") unless further extended in writing with the express reference to this Agreement or sooner terminated as hereinafter provided. Commencing on the day following the opening of the Bank, and on each day thereafter, the Term of Employment shall automatically be extended for an additional day unless prior to such extension the Employee, CNC or the Bank gives written notice to the other parties that the Term of Employment will not thereafter be extended. The provisions of this Agreement related to Employee's employment, other than the provisions contained in Sections 8 through 19, will not apply after the Term of Employment has expired and any continuing employment of the Employee thereafter will be at-will and not subject to the terms and conditions of this Agreement, except as provided expressly herein.

         3. Position and Duties. The Employee shall serve on a full-time basis as President and chief executive officer of CNC and the Bank and shall be responsible for all duties, authorities and responsibilities as set forth in the Bylaws of CNC and the Bank, respectively, and shall assume such additional responsibilities and authority as may from time to time be assigned to him by the Board of Directors of CNC or the Bank. The Employee shall perform his responsibilities and duties in the best interests of CNC and the Bank.

         4. Place of Performance. In connection with the Employee's employment hereunder, the Employee shall be based at the Bank's office located in Columbia, South Carolina, subject to reasonable travel to the business of the Bank.

         5. Compensation and Benefits. In consideration of the Employee's performance of his duties hereunder, the Bank shall provide the Employee with the following compensation and benefits during the term of his employment hereunder. To the extent not provided by the Bank, such compensation and benefits will be provided by CNC.

                  a. Base Salary. During his full-time employment, Employee shall receive a per annum base salary of $135,000.00, payable in equal installments in arrears on the last day of the month or such other payroll period as the Bank may adopt for employees generally. During the term of the Employee's employment under this Agreement, the Bank's Board of Directors periodically will review and may increase (but not decrease) the Employee's base salary rate, all in accordance with the Bank's salary administration policies and procedures in effect from time to time; and each change in the base salary amount listed in this Section shall become the new base salary amount. The Bank shall have no obligation to increase the Employee's base salary rate at any particular time or in any particular amount, and any such increase shall be in the sole and absolute discretion of the Board of Directors of the Bank.

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                  b. Bonus and  Incentive  Compensation.  CNC and the Bank shall set up an incentive  compensation plan for senior management  employees
         providing  for  cash  bonuses  to  be  paid  at  least   annually  upon
         achievement   of  stated  goals  and  criteria.   The  Employee   shall
         participate in such plan and shall be eligible to receive cash bonuses pursuant to the plan if CNC and the Bank achieve the performance levels established by the board of directors from time to time.

                  c. Stock Options. CNC will provide the Employee with stock options to be furnished by a stock option plan to be adopted by CNC. The options shall be for the number of shares of CNC common stock which equals five percent (5%) of the shares of CNC common stock subscribed for in the public offering to capitalize the Bank. The options shall provide for: (i) an exercise price of $10.00 per share; (ii) a termination date ten years after the date of grant; and (iii) vesting one-fifth upon grant and one-fifth on each anniversary of the grant. In the event that the Employee terminates his employment with the Bank without Good Reason (as hereinafter defined) or is terminated by the Bank with Cause (as hereinafter defined), the options shall terminate thirty days after the date of termination of employment.

                  d. Insurance. The Bank will provide the Employee with group medical, dental, disability and life insurance, including family coverage, if any.

                  e. Automobile. The Bank shall pay Employee an automobile allowance of $750.00 per month.

                  f. Dues. The Bank shall pay Employee's initiation fees and regular monthly dues for one downtown dining club and, at a later date with the approval of the Board of Directors, one country or golf club.

                  g. Other Benefits. The Employee shall enjoy such other benefits as the Bank shall provide to its employees generally.

         6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Employee's employment by the Bank or by the Employee during the term of this Agreement, compensation and benefits shall be paid as set forth below.

                  a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i)      "Cause" shall mean

                                    (A) the breach by Employee  of any  material
                           provision of this Agreement, provided that Bank gives the Employee written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                                    (B) the willful and continued failure by the
                           Employee to substantially perform his duties under this Agreement (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Bank, which demand specifically identifies the manner in which the Employee is alleged to have not substantially performed his duties;

                                    (C) the willful  engaging by the Employee in
                           misconduct (criminal, immoral or otherwise) which is materially injurious to the Bank;

                                    (D) the Employee's conviction of a felony;


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                                    (E) the  commission  by the  Employee in the
                           course  of  his   employment  of  an  act  of  fraud,
                           embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice
                           which  has   resulted   in  the   Employee   becoming
                           unbondable under CNC's "banker's blanket bond;"

                                    (F)  failure by the  Employee to comply with
                           clear provisions of law and regulations applicable to the Bank which is materially injurious to the Bank; or

                                    (G) removal or  permanent  prohibition  from
                           participating in the affairs of the Bank by an order or consent issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act.

                           (ii)     "Date of Termination" shall mean:

                                    (A)  if   the   Employee's   employment   is
                           terminated by reason of his death, his date of death;

                                    (B)  if   the   Employee's   employment   is
                           terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties as provided under sub-paragraph (iii) of this paragraph a; or

                                    (C)  if   the   Employee's   employment   is
                           terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty
                           (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final judgment, order or decree of an arbitrator, a panel of arbitrators or a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                           (iii) "Disability" shall mean the Employee's failure to satisfactorily perform the essential functions of his office on a full-time basis for one hundred and eighty (180) consecutive days, with or without accommodation, by reason of the Employee's incapacity resulting from physical or mental illness or impairment, except where within fifteen (15) days after Notice of Termination is given following such absence, the Employee shall have returned to the satisfactory, full time performance of such duties. Any determination of Disability hereunder shall be made by the Board of Directors of the Bank in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one (1) of whom shall be the Employee's regular attending physician.

                           (iv)     "Good Reason" shall mean either:

                                    (A)  Failure  by CNC or the  Bank to  comply
                           with any material provision of this Agreement, provided that the Employee gives CNC or the Bank, as the case may be, written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                                    (B)  Failure  by  the  Bank  to  obtain,  by
                           operation of law or contract, the assumption of its obligations under this Agreement by any successor;


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                                    (C) The  failure by the Bank to comply  with
                           Section 5 of this Agreement;

                                    (D)  Any   purported   termination   of  the
                           Employee's employment by action of the Bank which is not effected pursuant to a Notice of Termination;

                                    (E)  Imposition  of a  requirement  that the
                           Employee report to any person or group of persons, other than the respective boards of directors of CNC and the Bank, or entity; or

                                    (F) Termination of the Employee's employment
                           by CNC, but not the Bank, other than for Cause.

                           (v) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination of the Employee's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party.

                           (vi) "Retirement" shall mean termination of the Employee's employment pursuant to CNC's or the Bank's regular retirement policy applicable to the position held by the Employee at the time of such termination or the Employee's attainment of age 68 whichever is later.

b. Termination For Cause, Disability, Death, Retirement or Other Than for Good Reason. If the Employee's employment hereunder is terminated during the Term of Employment by action of CNC or the Bank for Cause; by action of the Employee not for Good Reason, or by reason of the Employee's death, Disability or Retirement, the following compensation and benefits shall be paid and provided the Employee (or his beneficiary):

                           (i) The Employee's base salary provided under paragraph a. of Section 5 through the last day of the month in which the Date of Termination occurs, at the annual rate in effect at the time Notice of Termination is given (or death
                  occurs),   to  the  extent   unpaid  prior  to  such  Date  of
                  Termination;

                           (ii) Any bonus under  paragraph b. of Section 5 which
                  has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                           (iii) Any benefits to which the Employee (or his beneficiary) may be entitled as a result of such termination, under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination under paragraph d. of Section 5; and

                           (iv) Any amounts  due the  Employee  with  respect to
                  paragraph e. or paragraph f. of Section 5 as of the Date of Termination.

c. Termination for Good Reason or Other Than For Cause. In the event the Employee's employment hereunder is terminated during the Term of Employment other than by death, Disability or Retirement, and (i) by action of the Employee for Good Reason, or (ii) by action of the Bank other than for Cause, the Bank shall pay and provide the Employee the compensation and benefits stipulated under paragraph b. immediately above; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Employee for a period of two years after the Date of Termination:


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                                    (A) the Bank  shall  continue  to pay to the
                           Employee the base salary provided for in Section 5.a. above (at the Employee's base salary rate provided for in that Section immediately prior to the Date of Termination),

                                    (B)  the  Bank  shall  continue  to pay  the
                           employee the automobile allowance,

                                    (C) at its sole cost and  expense,  the Bank
                           will continue to provide the Employee with the insurance coverages he would have had had he remained as an employee of the Bank or with insurance coverages substantially equivalent thereto, or, at the Bank's request (and so long as such coverage reasonably can be obtained by the Employee himself), the Employee will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Bank promptly will reimburse Employee for premium costs actually incurred by him from time to time for the same, and

                                    (D) all unexercised stock options granted to
                           the Employee pursuant to Section 5c. shall immediately vest and become exercisable; provided, however, that any option which by its terms would terminate prior to its expiration date because of the termination of the Employee's employment shall be extended to terminate on its original expiration date.

         Provided, however if the payment under this Section 6 c., either alone or together with other payments which the Employee has the right to receive from the Bank, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Section 6 being subject to the excise tax imposed by Section 4999 of the Code or the disallowance of a deduction to the Bank under
         Section 280G(a) of the Code.


         7. Federal Deposit Insurance Act Requirements. Notwithstanding anything to the contrary herein:

                  a. If the Employee is suspended or temporarily prohibited from participating in the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while the obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of such obligations which were suspended.

                  b. If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.

                  c. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any successor provision thereof and any regulations promulgated thereunder.


         8. Confidentiality.

                  a. The Employee recognizes that his activities on behalf of the Bank require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Employee, the Bank has and will and CNC and its subsidiaries will in the future entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

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                  b.  For  the   purposes  of  this   Agreement,   "Confidential
         Information" means any data or information, that is material to the Bank, CNC or the subsidiaries of CNC, and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation): (i) the sales records, profit and performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods of the Bank, CNC or the subsidiaries of CNC, and all other business records of the Bank, CNC or the subsidiaries of CNC; (ii) the identities of the customers of the Bank, CNC or the subsidiaries of CNC, their specific demands, and their current and anticipated requirements for the products of the Bank, CNC or the subsidiaries of CNC; (iii) the business plans and internal financial statements and projections of the Bank, CNC or the subsidiaries of CNC; and (iv) the specifics of any specialized products or services of the Bank, CNC or the subsidiary of CNC may offer or provide to its customers.

                  c. The Employee recognizes the proprietary and sensitive nature of the Bank, CNC and its subsidiaries' Confidential Information. The Employee agrees to abide by all of the Bank's and CNC's rules and procedures designed to protect their Confidential Information and to preserve and maintain all such information in strict confidence during the Employee's employment by the Bank and as long thereafter as the Confidential Information remains, in the sole opinion of the Bank, CNC and its subsidiaries, proprietary and confidential to the Bank, CNC and its subsidiaries. The Employee agrees not to use, disclose or in any other way use or disseminate any Confidential Information to any person not properly authorized by the Bank, CNC or the subsidiaries of CNC.

         9. Return of Materials. Upon the request of the Bank, and in any event, upon the termination of the Employee's employment, the Employee must return to the Bank, CNC or the subsidiaries of CNC and leave at the disposal of the Bank, CNC or the subsidiaries of CNC, all memoranda, notes, records, and other documents or electronic files pertaining to the business of the Bank, CNC and the subsidiaries of CNC, or the Employee's specific duties for such entities (including all copies of such materials). The Employee must also return to the Bank, CNC and the subsidiaries of CNC, and leave at the disposal of the Bank, CNC and the subsidiaries of CNC, all materials involving any Confidential Information of the respective entities.

         10. Implementation. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Employee and CNC or the Bank. Any claim the Employee may have against CNC or the Bank shall not constitute a defense to enforcement by the Bank of this Agreement. The covenants made by the Employee herein shall survive termination of the Employee's employment, regardless of who causes the termination and under what circumstances.

         11. Restrictive Covenant. In consideration of the Bank's employment of the Employee, the Employee agrees that in addition to any other limitation: (i) for a period of twelve (12) months after the termination of this Agreement by the Employee for other than Good Reason; or (ii) during the continuation of base salary payments pursuant to Section 6.c. above, whichever is later, he will not, within a twenty-five (25) mile radius of any operating office of CNC, any of its subsidiaries, or the Bank, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business whether or not carried on by a bank. The Employee further agrees, that for a period of twelve (12) months after the termination of his employment hereunder, by the Employee for other than Good Reason or the completion of Base Salary payments pursuant to section 6.c. above, whichever is later, he will not solicit the business or patronage, directly or indirectly, from any customers of the Bank (or any other office of CNC or of a subsidiary of CNC if Employee should have been employed by and located at such office) and the Employee will not seek to or assist others to persuade any employee of the Bank engaged in similar work or related to the Bank's work to discontinue employment with the Bank or seek employment or engage in any business of the Bank. Furthermore, the Employee will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Bank, CNC, or its subsidiaries, or any of their affiliates. The Employee agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following termination of his employment hereunder, the termination of this Agreement or completion of base salary payments pursuant to 6.c. above, whichever is later.

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         12. Remedies for Breach of Employment Contract.  Irreparable harm shall be presumed if the Employee breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Employee's employment, and the Bank, CNC and the subsidiaries of CNC are depending upon absolute compliance. Damages would probably be very difficult to ascertain if the Employee breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of the Bank, CNC and the subsidiaries of CNC in many important ways. In light of these facts, the Employee agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the Bank, CNC, the subsidiaries of CNC, and the Employee specifically releases the Bank, CNC, and the subsidiaries of CNC, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.

         13. Withholding. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Bank hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Bank may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

         14. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Bank:               Chairman of the Board of Directors
                                    Carolina National Bank & Trust Company
                                    1350 Main Street
                                    Columbia, South Carolina 29201

         With a copy to:            Haynsworth Sinkler Boyd, P.A.
                                    Twelfth Floor
                                    1426 Main Street
                                    Columbia, South Carolina 29201
                                    Attn:  George S. King, Jr.

         To the Employee:           Roger B. Whaley
                                    President
                                    Carolina National Bank & Trust Company
                                    1350 Main Street
                                    Columbia, South Carolina 29201

         15. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee or other designee, or if there be no such devisee or designee, to the Employee's estate.

         16. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and authorized officers of CNC and the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Employee or CNC or the Bank may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by CNC or the Bank, or under any established personnel practice or policy applicable to the Employee.

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

         17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina without regard to the laws of such state governing conflicts of laws.

         18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

         19. Miscellaneous.

                  (a) No Right of Set-Off, Etc. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation against any payments to the Employee, his beneficiaries or estates provided for in this Agreement.

                  (b) No Adequate Remedy At Law. The Bank and the Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, CNC, the Bank and the Employee hereby agree and consent that the others shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

                  (c) Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the
         Employee from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Employee's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

                   (d) Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration by three arbitrators pursuant to the Federal Arbitration Act or the South Carolina Uniform Arbitration Act, as applicable, under the applicable rules of the American Arbitration Association and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided that any party may seek injunctive relief to enforce provisions of this Agreement without initiating an arbitration proceeding. The location of any arbitration shall be Columbia, South Carolina. Any civil action seeking injunctive relief, challenging an arbitration proceeding or award or otherwise related to this Agreement will be instituted and maintained in the federal or state courts for Richland County, South Carolina and the parties hereby consent to the personal jurisdiction of said courts.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

                               [SIGNATURES OMITTED]

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